Exhibit 99.2

JOINT FILER INFORMATION

1. Name:                                       Isaac Perlmutter
   Address:                                    P.O. Box 1028
                                               Lake Worth, FL 33460
   Designated Filer:                           Isaac Perlmutter
   Issuer and Ticker Symbol:                   Marvel Entertainment, Inc. (MVL)
   Statement for Month/Day/Year:               3/2/2007


2. Name:                                       Object Trading Corp.
   Address:                                    P.O. Box 1028
                                               Lake Worth, FL 33460
   Designated Filer:                           Isaac Perlmutter
   Issuer and Ticker Symbol:                   Marvel Entertainment, Inc. (MVL)
   Statement for Month/Day/Year:               3/2/2007

3. Name:                                       Isaac Perlmutter Trust 01/28/1993
   Address:                                    P.O. Box 1028
                                               Lake Worth, FL 33460
   Designated Filer:                           Isaac Perlmutter
   Issuer and Ticker Symbol:                   Marvel Entertainment Inc. (MVL)
   Statement for Month/Day/Year:               3/2/2007





By:  /s/ Benjamin Dean                         Date:   3/6/2007
   -------------------------------------
         Benjamin Dean, attorney in fact
         for Isaac Perlmutter

Object Trading Corp.

By:  /s/   Benjamin Dean                       Date:   3/6/2007
   -------------------------------------
         Benjamin Dean, duly authorized

Isaac Perlmutter Trust 01/28/1993

By:  /s/ Benjamin Dean                         Date:   3/6/2007
   -------------------------------------
         Benjamin Dean, duly authorized